UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 11, 2010

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 11, 2010, the Board of Directors of the Company (the “Board”) revised its compensation policy for independent directors. The current policy, as announced by the Company on June 21, 2010 in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Previous 8-K”), provides that all non-employee directors will receive $22,000 annually for their service on the Board and $5,000 annually for their service, if any, as a member of a formal or informal committee of the Board. Non-employee directors who are chairs of such committees will receive an additional $5,000 annually for such service, and the Audit Committee Financial Expert will receive an additional $10,000 annually for such service.

Effective October 11, 2010, the Board revised this policy to provide that independent directors will receive $45,000 annually for their service on the Board, while non-independent, non-employee directors will continue to receive $22,000. Each non-employee director will continue to receive an additional $5,000 to the extent that such non-employee director is a member of a formal or informal committee of the Board. Non-employee directors who are chairs of such committees will continue to receive an additional $5,000 annually for such service, and the Audit Committee Financial Expert will continue to receive an additional $10,000 annually for such service.

In addition, the Board’s determination that, absent special circumstances, no new options will be granted to directors, officers, employees or consultants, as announced in the Previous 8-K, remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2010	BIOSPECIFICS TECHNOLOGIES CORP.
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(Registrant)

/s/ Thomas L. Wegman
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Thomas L. Wegman
President